UNLIMITED GUARANTEE

This Guarantee is made as of MARCH_______, 2014

Whereas the undersigned (each hereinafter referred to as the “Guarantor”) has agreed to provide ALPHA CAPITAL ANSTALT (hereinafter referred to as the “Lender”) with a guarantee of the Obligations (as hereinafter defined) of IRONWOOD GOLD CORP. (IRONWOOD)

And whereas the Guarantor has agreed that if the guarantee herein is not enforceable, the Guarantor will indemnify the Lender or be liable as primary obligor.

NOW THEREFORE, in consideration of the Lender dealing with IRONWOOD now or in the future and/or for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees with the Lender as follows:

1.        Obligations Guaranteed

The Guarantor unconditionally and irrevocably guarantees payment of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, wheresoever and howsoever incurred of IRONWOOD to the Lender, whether arising from dealings between the Lender and IRONWOOD or from other dealings or proceedings by which the Lender may be or become in any manner whatsoever a creditor of IRONWOOD, in any currency, whether incurred by IRONWOOD alone or jointly with another or others and whether as a indemnitor or surety, including interest thereon and all amounts owed by IRONWOOD for fees, costs and expenses (collectively referred to as the “Obligations”).

2.        Extent of Guarantor’s Liability

This guarantee is a continuing guarantee, and is unlimited and will cover all obligations and will include interest accruing on such obligations from the date of demand. Such interest will accrue before as well as after default.

3.        Indemnity/Primary Obligation

If (i) any Obligations are not duly paid by IRONWOOD and are not recoverable under Section 1 for any reason, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Lender from and against all losses resulting from the failure of IRONWOOD to pay such Obligations, and (ii) any Obligations are not duly paid by IRONWOOD and are not recoverable under Section 1 or the Lender is not indemnified under clause (i) above of this Section 3, for any reason, such Obligations will, as a separate and distinct obligation, be paid by and recoverable from the Guarantor as primary obligor.

The liabilities of the Guarantor under Section 1 and each of clauses (i) and (ii) of this Section 3 are separate and distinct from each other, but the provisions of this Agreement shall apply to each of such liabilities unless the context otherwise requires.

4.        Nature of Guarantor’s Liability

The liability of the Guarantor under this Guarantee is continuing, absolute and unconditional and will not be affected by any act, omission, event or circumstance that might constitute a legal or equitable defence to or a discharge, limitation or reduction of the liability of the Guarantor hereunder, other than as a result of the indefeasible payment in full of the Obligations, including:

(a)	the unenforceability of any of the Obligations for any reason, including as a result of the act of any governmental authority;

(b)	any irregularity, fraud, illegality, defect or lack of authority or formality in incurring the Obligations, notwithstanding any inquiry that may or may not have been made by the Lender;

(c)	failure of the Lender to comply with or perform any agreements relating to the Obligations;

(d)

any discontinuance, renewal, extension, increase, reduction or any other variance of any of the loans or credits made available to IRONWOOD by the Lender or any change to any of the terms thereof or any waiver by the Lender of any of the obligations of IRONWOOD thereunder;

(e)	the taking of or the failure by the Lender to take a guarantee from any other person;

(f)	any release, compromise, settlement or any other dealing with any person, including any other Guarantor;

(g)

the reorganization of IRONWOOD or its business (whether by amalgamation, merger, transfer, sale or otherwise); and in the case of an amalgamation or merger, the liability of the Guarantor shall apply to the Obligations of the resulting or continuing entity and the term “Customer” shall include such resulting or continuing entity;

(h)	the current financial condition of IRONWOOD and any change in IRONWOOD’s financial condition;

(i)	any change in control or ownership of IRONWOOD, or if IRONWOOD is a general or limited partnership, any change in the membership of that partnership or other entity;

(j)	any change in the name, articles or other constating documents of IRONWOOD, or its objects, business or capital structure;

(k)

the bankruptcy, winding-up, dissolution, liquidation or insolvency of IRONWOOD or any proceedings being taken by or against IRONWOOD with respect thereto, and any stay of or moratorium on proceedings by the Lender against IRONWOOD as a result thereof,

(l)	a breach of any duty of the Lender (whether fiduciary or in negligence or otherwise) and whether owed to the Guarantor, IRONWOOD or any other person;

(m)	any lack or limitation of power, capacity or legal status of IRONWOOD, or, if IRONWOOD is an individual, the death of

IRONWOOD;

(n)	IRONWOOD’s account being closed or the Lender ceasing to deal with IRONWOOD;

(o)

any taking or failure to take any security by the Lender, any loss of or diminution in value of any security, the invalidity, unenforceability, subordination, postponement, release, discharge or substitution, in whole or in part, of any security, or the failure to perfect or maintain perfection or enforce any security; or

(p)	any failure or delay by the Lender in exercising any right or remedy respecting the Obligations or under any security or guarantee.

5.        Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Lender and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Lender. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Lender as a result of the occurrence of any action or event, including the insolvency, bankruptcy or reorganization of IRONWOOD or the Guarantor, all as though such payment had not been made.

6.        Demand for Payment

The Guarantor shall make payment to the Lender under this Guarantee immediately upon receipt of a written demand for payment from the Lender. If any Obligation is not paid by IRONWOOD when due, the Lender may treat all Obligations as due and payable by IRONWOOD and may demand immediate payment under this Guarantee of all or some of the Obligations whether such other Obligations would otherwise be due and payable by IRONWOOD at such time or whether or not any demands, steps or proceedings have been made or taken by the Lender against IRONWOOD or any other person respecting all or any of the Obligations. If any stay of or moratorium on proceedings by the Lender against IRONWOOD is imposed in respect of any Obligation, the Lender may nevertheless demand immediate payment of such Obligation from the Guarantor as if such Obligation was due and payable by IRONWOOD.

7.        Interest

If the Guarantor does not make immediate payment in full of the Obligations when demand for payment has been made by the Lender, the Guarantor shall pay interest on any unpaid amount to the Lender at the highest rate of interest per annum that is charged on any Obligations for which payment has been demanded hereunder and which remain unpaid.

8.        State of Account

The records of the Lender in respect of the Obligations will be prima facie evidence of the balance of the amount of the Obligations that are due and payable by IRONWOOD to the Lender.

9.        Application of Moneys Received

The Lender may, without notice and demand of any kind and at any time, apply any money received from the Guarantor, IRONWOOD or any other person (including arising from any security that the Lender may from time to time hold) or any balance in any account of the Guarantor held at the Lender or any of the Lender’s affiliates, to such part of the Obligations, whether due or to become due, as the Lender in its sole and absolute discretion considers appropriate, or may, in its sole and absolute discretion, refrain from applying any such money. The Lender may also revoke and alter any such application in whole or in part. If any amount that is to be applied is in a currency other than the currency of the Obligation to which such amount is to be applied, then the amount that is applied shall be converted from one currency to another using the rate of exchange for the conversion of such currency as determined by the Lender or its agents and the Lender or its agent may earn revenue on such conversion.

10.        No Set-off or Counterclaim

The Guarantor will make all payments required to be made under this Guarantee without claiming or asserting any right of setoff or counterclaim that the Guarantor has or may have against IRONWOOD or the Lender, all of which rights the Guarantor waives.

11.        Exhausting Recourse

The Lender is not required to take any proceedings, exhaust its recourse against IRONWOOD or any other Guarantor or person or under any security the Lender may from time to time hold, or take any other action, before being entitled to demand payment from the Guarantor under this Guarantee, and the Guarantor waives all benefits of discussion and division.

12.        No Representations

There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein. The Lender will not be bound by any representations or promises made by Customer to the Guarantor and possession of this Guarantee by the Lender will be conclusive evidence against the Guarantor that this Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with, and this Guarantee will be binding on each Guarantor who has signed this Guarantee notwithstanding the non-execution thereof by any proposed guarantor.

13.        Postponement and Assignment

The Guarantor hereby postpones payment of all present and future debts and liabilities of IRONWOOD to the Guarantor, and as security for payment of the Obligations, the Guarantor hereby assigns such debts and liabilities to the Lender and agrees that all moneys received from IRONWOOD by or on behalf of the Guarantor shall be held in trust for the Lender and forthwith upon receipt paid over to the Lender, all without prejudice to and without in any way limiting or lessening the liability of the Guarantor to the Lender under this Guarantee. This assignment and postponement is independent of the guarantee, indemnity and primary obligor obligations contained in this Guarantee and will remain in full force and effect until, in the case of the assignment, the liability of the Guarantor under this Guarantee has been discharged or terminated and, in the case of the postponement, until all Obligations are performed and indefeasibly paid in full.

14.        Subrogation

The Guarantor will not be entitled to be subrogated to the rights of the Lender against IRONWOOD, to be indemnified by IRONWOOD or to claim contribution from any other Guarantor until the Guarantor makes indefeasible payment to the Lender of all amounts owing by the Guarantor to the Lender under this Guarantee and the Obligations are indefeasibly paid in full.

15.        Bankruptcy of Customer

Upon the bankruptcy or winding up or other distribution of assets of IRONWOOD or of any surety or Guarantor for the Obligations, the Lender’s rights shall not be affected by the Lender’s failure to prove its claim and the Lender may prove such claim if and in any manner as it deems appropriate in its sole discretion. The Lender may value as it sees fit or refrain from valuing any security held by the Lender without in any way releasing, reducing or otherwise affecting the liability of the Guarantor to the Lender, and until all the Obligations of IRONWOOD to the Lender have been indefeasibly paid in full, the Lender shall have the right to include in its claim the amount of all sums paid by the Guarantor to the Lender under this Guarantee and to prove and rank for and receive dividends in respect of such claim, any and all right to prove and rank for such sums paid by the Guarantor and to receive the full amount of all dividends in respect thereto being hereby assigned and transferred to the Lender.

16.        Costs and Expenses

The Guarantor agrees to pay all costs and expenses, including legal fees, of enforcing this Guarantee including the charges and expenses of the Lender’s in-house lawyers. The Guarantor will pay all legal fees on a solicitor and own client basis.

17.        Other Guarantees and Security

The liability of the Guarantor under any other guarantee or guarantees given to the Lender in connection with the Obligations shall not be affected by this Guarantee, nor shall this Guarantee affect or be affected by the endorsement by the Guarantor of any note or notes of IRONWOOD, the intention being that the liability of the Guarantor under such other guarantee or guarantees and this Guarantee, and under such other note or notes and this Guarantee, shall be cumulative. Nor shall the Lender be required to marshal in favour of the Guarantor other guarantees granted by other persons or any security, money or other property that the Lender may be entitled to receive or may have a claim upon.

18.        Amendment and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Lender. No waiver by the Lender of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the Lender and, unless otherwise provided in the written waiver, will be limited to the specific breach waived. No delay in the exercise of any right or remedy by the Lender shall operate as a waiver thereof. No failure to exercise a right or remedy or partial exercise of a right or remedy by the Lender shall preclude other or further exercise thereof or the exercise of any other right or remedy by the Lender.

19.        Discharge

The Guarantor will not be released or discharged from its obligations hereunder except by a written release or discharge signed by the Lender.

20.       General

This Guarantee shall be binding on the successors of the Guarantor or, if the Guarantor is an individual, the heirs, executors, administrators and other legal representatives of the Guarantor, and shall enure to the benefit of the successors and assigns of the Lender.

If more than one Guarantor has signed this Guarantee, each Guarantor shall be jointly and severally liable under this Guarantee.

To the extent that any limitation period applies to any claim for payment hereunder of the Obligations or remedy for the enforcement of such payment, the Guarantor agrees that any such limitation period is excluded or waived, but if such exclusion and waiver is not permitted by applicable law, then any limitation period is extended to the maximum length permitted by applicable law.

Any notice or demand which the Lender may wish to give under this Guarantee may be personally served on the Guarantor or sent by ordinary mail or electronic mail to the last known address of the Guarantor. Any notice that is sent by ordinary mail shall be conclusively deemed to have been received on the fifth day following the day on which it is mailed. Any notice that is sent by electronic mail shall be conclusively deemed to have been received on the day it is sent.

If any provision of this Guarantee is determined by any court of competent jurisdiction to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect the validity or enforceability of the remaining provisions of this Guarantee.

This Guarantee shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Any word herein contained importing the singular number shall include the plural and any word importing a person shall include a corporation, partnership, firm and any other entity.

Subject to Section 17, this Guarantee constitutes the entire agreement between the Guarantor and the Lender with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect thereto.

Each of the undersigned acknowledges receipt of a copy of this Guarantee.

IN WITNESS WHEREOF, each Guarantor has executed this Guarantee as of the date first written above.

THE WILDERNESS WAY ADVENTURE RESORT INC.
by its authorized signatory:

____________________________________________
ANDREW RYAN MCKINNON, President